                                                                     EXHIBIT 4.8



                          CONNECTIVE THERAPEUTICS, INC.

                          NOTICE OF STOCK OPTION GRANT


You (the "Optionee") have been granted an option (the "Option") to purchase Common Stock of Connective Therapeutics, Inc. (the "Company") as follows:

         Optionee's Name:                   Phillip C. Hanawalt

         Date of Grant:                     March 28, 1996

         Exercise Price Per Share:          $0.45

         Total Number of Shares Granted:    4,496

         Total Price of Shares Granted:     $2,023.20

         Type of Option:                    Nonstatutory Stock Option

         Term/Expiration Date:              March 28, 2006

         Vesting Commencement Date:         July 15, 1994

         Vesting Schedule:                  1/8th of the Total Number of Shares
                                            Granted shall vest on the six (6)
                                            month anniversary of the Vesting
                                            Commencement Date. Thereafter, while
                                            Optionee remains an employee of or
                                            consultant to the Company, 1/48th of
                                            the Total Number of Shares Granted
                                            shall vest on each monthly
                                            anniversary of the Vesting
                                            Commencement Date, until the Total
                                            Number of Shares Granted is fully
                                            vested.

         Termination                        Period: This Option (to the extent
                                            vested and not previously exercised)
                                            may be exercised for three months (3
                                            months maximum for ISO's) after
                                            termination of employment or
                                            consulting relationship except as
                                            provided in Sections 7 and 8 of the
                                            Stock Option Agreement (but in no
                                            event later than the Expiration
                                            Date).

By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Stock Option Agreement, attached and made a part of this document.


OPTIONEE                                    CONNECTIVE THERAPEUTICS, INC.


  /s/ Phillip C. Hanawalt                   By:  /s/ Thomas G. Wiggans
_____________________________                   ________________________________
      Phillip C. Hanawalt                            Thomas G. Wiggans
                                                     President & CEO





                                      -46-